SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LAMSON & SESSION CO

                    GAMCO INVESTORS, INC.
                                 7/18/00           20,000-           18.5794
          GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 7/17/00           50,000-           18.6670
                                 7/14/00           40,000-           17.7524
                                 7/13/00           20,000-           16.6322
                                 7/12/00           20,000-           16.6953













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.